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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS        EXH. 23



As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement Nos. 33-61903, 333-05795, 333-05797, 333-09257, 333-13259, 333-27927, 333-27929, 333-69717 and 333-91801 of our
report dated May 24, 2000 included in this Form 10-K for the year ended March 31, 2000.

Boston, Massachusetts
June 28, 2000